Exhibit 99.1
BARNWELL INDUSTRIES, INC.	P R E S S
R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. ANNOUNCES ACCEPTANCE OF COMPLIANCE PLAN BY NYSE AMERICAN

HONOLULU, HAWAII, April 8, 2020 – Barnwell Industries, Inc. (NYSE American: BRN) (the “Company”) today announced that the NYSE American LLC (the “Exchange”) has accepted the Company’s plan of compliance (the “Plan”) for continued listing on the Exchange.

As previously reported, on January 13, 2020, the Company received a letter from NYSE American Staff indicating that the Company is not in compliance with certain continued listing standards relating to stockholders equity as set forth in Part 10, Section 1003 of the NYSE American Company Guide (the “Guide”). Based on the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2019, which was filed with the Securities and Exchange Commission (SEC) on December 20, 2019, the Company was below compliance with Part 10, Sections 1003(a)(i) and (a)(ii) of the Guide since it reported stockholders’ equity of $1.2 million and net losses in fiscal years ended September 30, 2019, September 30, 2018 and September 30, 2016.

In accordance with the NYSE American’s policies and procedures, the Company submitted its plan of compliance on February 12, 2020 addressing how the Company intends to regain compliance with Part 10, Section 1003 of the Guide. On April 2, 2020, the Exchange notified the Company that it accepted the Company’s compliance plan and granted the Company an extension for its continued listing until July 13, 2021 (the “Plan Period”).  The Company will be subject to periodic review by Exchange Staff during the Plan Period.  The Plan was submitted to the Exchange before the start of the COVID-19 pandemic-related low commodity price environment, the oil price war between Saudi Arabia and Russia and other macroeconomic pressures that have impacted our businesses and the U.S. economy in general. The magnitude and duration of these factors will adversely affect the Company’s ability to achieve the Plan’s goals and to return to compliance with the Exchange’s listing standards.  If the Company does not regain compliance by the end of the Plan Period, or if the Company does not make progress consistent with its Plan, the Exchange may initiate delisting procedures as appropriate.

The notice of acceptance from the NYSE American does not affect the Company’s business operations or the listing of the Company’s common stock on the Exchange, which will continue to trade under the symbol “BRN”, subject to periodic review by the Exchange.

About Barnwell Industries, Inc.

Barnwell Industries, Inc. and its subsidiaries (“Barnwell” or the “Company”) are principally engaged in oil and natural gas exploration, development, production and sales in Canada; investing in leasehold interests in real estate in Hawaii; and well drilling services and water pumping system installation and repairs in Hawaii.

Safe Harbor for Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those described in “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended September 30, 2019 and subsequent filings with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All forward-looking statements contained in this press release are qualified by these cautionary statements and are made only as of the date of this press release. The Company does not undertake any obligation to update or revise these forward-looking statements except as required by law.